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                                                              EXHIBIT 10
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MARSHALL & ILSLEY CORPORATION
1995 DIRECTORS STOCK OPTION PLAN, AS AMENDED
(March 30, 1998)

     1.   PURPOSE OF THE PLAN
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     The purpose of the Marshall & Ilsley Corporation 1995 Directors Stock
Option Plan (the "Plan") is to promote the best interests of Marshall & Ilsley Corporation (the "Company") and its shareholders by providing the non-employee directors of the Company with an opportunity to acquire a proprietary interest in the Company thereby more closely aligning their interests with those of shareholders and providing a stronger incentive for them to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid the Company in attracting and retaining qualified personnel to serve as directors of the Company.

     2.   ADMINISTRATION OF THE PLAN
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     (a)  Procedure; Disinterested Directors.  The Board of Directors will administer the Plan; provided, however, that the Board of Directors may appoint a committee (the "Committee") of not less than three (3) directors to administer the Plan if the Board of Directors deems it necessary or advisable to appoint such Committee, or if it is otherwise necessary to appoint such Committee in order to comply with the exemptive rules promulgated pursuant to
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) Powers. Grants of options to purchase the common stock, par value $1.00 per share ("Common Stock"), of the Company under the Plan (the "Options") and the amount, price, and timing of the awards to be granted will be automatic as described in Section 5. However, all questions of interpretation of the Plan will be determined by the Board of Directors or the Committee, as applicable, and such determination will be final and binding upon all parties.

     3.   PARTICIPANTS IN THE PLAN
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     Participants in the Plan shall consist of all present or future directors of the Company who are not employees of the Company or its subsidiaries. Any director who is an employee of the Company or its subsidiaries and who subsequently ceases to be an employee of the Company and its subsidiaries, but remains a director of the Company, shall become eligible to participate in the Plan at the time such director ceases to be employed by the Company or its subsidiaries.

     4.   SHARES RESERVED UNDER THE PLAN
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     The aggregate number of shares of the Company's Common Stock which may be issued under the Plan shall not exceed an aggregate of five hundred thousand (500,000) shares of Common Stock, which may be treasury shares or authorized but unissued shares, or a combination of the two, subject to adjustment as provided in Paragraph 11 hereof. Any shares of Common Stock which are subject to an Option which expires or terminates for any reason (whether by voluntary surrender, lapse of time, or otherwise) and which is unexercised as to such shares, may again be the subject of an Option under the Plan. The holder of an Option shall be entitled to the rights and privileges of ownership with respect to the shares of Common Stock subject to the Option only after actual purchase and issuance of such shares of Common Stock pursuant to the exercise of all or part of an Option.
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     5.   NUMBER OF SHARES TO BE GRANTED EACH ELIGIBLE DIRECTOR; EXERCISE
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     (a)  Automatic Grant.  On the date of the Company's 1995 Annual
Meeting of Shareholders, each eligible director of the Company whose term of office continues after the Company's 1995 Annual Meeting of Shareholders shall be granted an Option to purchase that number of shares of Common Stock equal to the multiple of two thousand five hundred (2,500) and the number of years remaining in such director's term as a director of the Company. On the date of each Annual Meeting of Shareholders of the Company after the Company's 1995 Annual Meeting of Shareholders, each eligible director elected or re-elected at such Annual Meeting shall be granted an Option to purchase that number of shares of Common Stock equal to the multiple of two thousand five hundred (2,500) and the number of years in the term to which such director has been elected to the Company's Board of Directors.

     (b) Exercise. An Option may be exercised in whole at any time or in part from time to time on or after the date of grant; provided, however, that if an Option is exercised within six (6) months from the date of grant, the Common Stock issued upon exercise of such Option may not be sold, transferred, or otherwise disposed of by the director exercising such Option until such six (6) month period has expired.

     (c) Written Agreement. Each Option shall be evidenced by an appropriate written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, and which shall be signed by one or more designated members of the Board of Directors or the Committee and the non-employee director.

     (d) Tax Status of Options. Options granted hereunder shall not comply with the provisions of Section 422 of Internal Revenue Code of 1986, as amended.

     6.   OPTION PRICE; TERM
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     Options granted hereunder shall consist of options to purchase shares of Common Stock at purchase prices per share of not less than 100 percent of the fair market value per share of the shares of Common Stock on the date the Option is granted. For purposes of this Plan, the fair market value per share of the Common Stock on any date shall be the closing sale price per share of the Common Stock on the National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ/NMS") on the business day immediately preceding such date. If the Common Stock ceases to be listed on the NASDAQ/NMS, the Board of Directors or the Committee, as applicable, shall designate an alternative method of determining the fair market value per share of the Common Stock. No Option will be exercisable after the expiration of ten (10) years after the date of its grant, and each Option will terminate no later than three (3) years after the holder thereof ceases to be a director of the Company for any reason (but in no event later than ten (10) years after its date of grant).

     7.   FORM OF PAYMENT
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     The exercise price of the Option shall be payable in whole or in part in cash or in shares of Common Stock held by the director for more than six
(6) months. If the director elects to pay all or a part of the exercise price in shares of Common Stock, such director may make such payment by delivering to the Company a number of shares already owned by the director equal to the exercise price. All shares of Common Stock so delivered shall be valued at their fair market value per share on the date delivered.

     8.   TAXES
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     The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the grant or exercise of any Option under the Plan, and the Company may defer making delivery with respect to the Common Stock obtained pursuant to exercise of any Option until arrangements satisfactory to it have been made with respect to any such withholding obligations. A director exercising an Option may, at such director's election and subject to Paragraph 5(b), satisfy the obligation for payment of withholding taxes either by having the Company retain a number of shares having an aggregate fair market value per share on the date the shares are withheld equal to the amount of the withholding tax or by delivering to the Company shares already owned by the director having an aggregate fair market value per share on the date the shares are delivered equal to the amount of the withholding tax.
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     9.   TRANSFERABILITY
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     Except as provided below, Options granted to a director under this Plan shall not be transferable and during the lifetime of such director shall be exercisable only by such director. Notwithstanding the foregoing, a director may transfer Options to members of the director's immediate family, to trusts for the benefit of the director and/or such immediate family members and to partnerships and other entities in which such director and/or such immediate family members own all the equity interests, provided any such holder shall be subject to all the terms and conditions of this Plan as the director, except as otherwise expressly provided herein. For purposes of the preceding sentence, "immediate family" shall be a director's spouse, issue and spouses of issue.

     A holder of an Option shall have the right to transfer the Option upon such holder's death, either by the terms of such holder's will or under the laws of descent and distribution, subject to the limitations set forth herein, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would such holder if still alive, except as otherwise expressly provided herein.

     10.  SECURITIES LAW
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     Each Option agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities law. The Company shall have the right to delay the issue or delivery of any shares of Common Stock under the Plan until (a) the completion of such registration or qualification of such shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the holder of the Option of such documents and information as the Company may deem necessary or appropriate in connection with such registration or qualification.

     11.  ADJUSTMENT PROVISIONS
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     If the Company shall effect a subdivision or consolidation of the
Common Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction in the number of shares of Common Stock outstanding, or shall effect a spin-off, split-off, or other distribution of assets to shareholders, in any case without receiving consideration therefor in money, services or property, the number of shares of Common Stock then remaining subject to or available for Options, including shares as to which Options have been granted but which remain unexercised and shares of Common Stock reserved for Options, shall be appropriately adjusted by the Board of Directors or the Committee, as applicable, subject to the express terms and conditions of this Plan.

     Subject to any required action by the Company's shareholders, if the Company shall be a party to any merger or consolidation in which the Company is not the surviving corporation or any other transaction or series of transactions which has a reasonable likelihood or a purpose of causing the Common Stock to be neither listed on any national securities exchange nor authorized to be quoted on an inter-dealer quotation system of any registered national securities association, or registered under Section 12 of the Exchange Act, each outstanding Option shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive pursuant to such transaction, with any such adjustment in the exercise price as the Board of Directors or the Committee, as applicable, shall deem appropriate. A dissolution of the Company or a sale of all or substantially all of the assets and property of the Company shall cause each outstanding Option to terminate forthwith; provided, however, the holders of outstanding Options may exercise such Options to the extent exercisable immediately prior to such dissolution or sale.

     12.  EFFECTIVENESS OF THE PLAN
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     The Plan shall become effective on February 16, 1995, subject to approval of the Plan by the shareholders of the Company.
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     13.  RULE 16b-3
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     It is intended that the Plan and any award made to a person subject to
Section 16 of the Exchange Act, and any transaction or election hereunder by any such person, shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or any award hereunder would disqualify the Plan or such award hereunder, or would not comply with Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.

     14.  TENURE
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     The Plan shall not be construed as conferring any rights upon any person for continuation as a member of the Board of Directors of the Company.

     15.  TERMINATION AND AMENDMENT
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     Unless the Plan shall theretofore have been terminated  as hereinafter provided, no Option hereunder shall be granted after February 16, 2005. The Plan may be terminated, modified or amended by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of the shareholders of the Company. The Board of Directors of the Company may also terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not, unless otherwise permitted under the federal securities laws, without further approval of the shareholders of the Company, adopt any amendment to the Plan which would cause the Plan to no longer comply with Rule 16b-3, or any successor rule or other regulatory requirements. No termination, modification or amendment of the Plan may, without the consent of the holder an Option granted hereunder, adversely affect the rights of such holder under an outstanding Option then held by the holder.

MW1-116334-1